Exhibit 21.1

RECKSON OPERATING PARTNERSHIP, L.P.

STATEMENT OF SUBSIDIARIES

PROPERTY	PROPERTY OWNER
NEW YORK CITY
1350 Avenue of the Americas, New York, New York	1350 LLC (owned directly by ROP)
1185 Avenue of the Americas, New York, New York (Ground Lease)	SLG 1185 Sixth A LLC (SLG 1185 Sixth A LLC is now indirectly wholly-owned by ROP)
810 Seventh Avenue, New York, New York (Air Rights Lease)

SLG 810 Seventh A LLC (11%)

SLG 810 Seventh B LLC (16%)

SLG 810 Seventh C LLC (18%)

SLG 810 Seventh D LLC (44%)

SLG 810 Seventh E LLC (11%)

(as Tenants in Common)

Four ownership entities are currently owned by a subsidiary of Building Exchange Company (one 1031 entity SLG 810 Seventh was recently closed out and transferred to SLGOP and will be transferred to ROP) and property has been master leased to SLG 810 Seventh Lessee LLC (which is owned by ROP).

WESTCHESTER
1100 King Street Bldg 6 - 6 International Drive, Ryebrook, New York	Reckson Operating Partnership, L.P. (“ROP”)
1100 King Street Bldg 5 - 5 International Drive, Ryebrook, New York	ROP
1100 King Street Bldg 4 - 4 International Drive, Ryebrook, New York	ROP
1100 King Street Bldg 3 - 3 International Drive, Ryebrook, New York	ROP
1100 King Street Bldg 2 - 2 International Drive, Ryebrook, New York	ROP
1100 King Street Bldg 1 - 1 International Drive, Ryebrook, New York	ROP
100 Summit Lake Drive, Valhalla, New York	ROP
200 Summit Lake Drive, Valhalla, New York	ROP
500 Summit Lake Drive, Valhalla, New York	ROP
140 Grand Street, White Plains, New York	ROP
520 White Plains Road, Tarrytown, New York	520 LLC (520 LLC is owned 40% by ROP and 60% by Reckson 520 Holdins LLC, which is owned 99% by ROP and 1% by Reckson Mezz LLC)
115-117 Stevens Avenue, Mt. Pleasant, New York	ROP

360 Hamilton Avenue, White Plains, New York	360 Hamilton Plaza LLC (wholly-owned by ROP)

CONNECTICUT
1055 Washington Blvd, Stamford, Connecticut	1055 Washington Blvd. LLC (wholly-owned by ROP)

In addition, the following land parcels are owned by ROP:

7 Landmark Square and Landmark Square Parking Structure (Stamford , CT)

7 International Drive, Ryebrook, NY

300, 400 and 600 Summit Lake Drive, Valhalla, New York

ROP also has partial ownership interests in the following properties (through JV interests):

PROPERTY	PROPERTY OWNER
1 Court Square, Long Island City, New York	Reckson Court Square LLC (subsidiary of JV with JP Morgan)
919 Third Avenue, New York, New York	Metropolitan 919 3rd Avenue LLC (subsidiary of JV with NYSTRS)
100 White Plains Road, Tarrytown, New York	Reckson 120 White Plains Road LLC (subsidiary of RT Tri-Sate LLC - JV with Teachers)
120 White Plains Road, Tarrytown, New York	Reckson 120 White Plains Road LLC (subsidiary of RT Tri-Sate LLC - JV with Teachers)
680 Washington Blvd, Stamford, Connecticut	Reckson/Stamford Towers, LLC (subsidiary of RT Tri-Sate LLC - JV with Teachers)
750 Washington Blvd, Stamford, Connecticut	Reckson/Stamford Towers, LLC (subsidiary of RT Tri-Sate LLC - JV with Teachers)